AT THE COMPANY
AT THE FINANCIAL RELATIONS BOARDJack Mortell
Executive Vice
President & COO
(201) 490-3111
Kerry Thalheim
or Joe Calabrese
675 Third Ave.
NY, NY  10017
(212) 661-8030
Analyst Contact
Regina Lenihan
(212) 661-8030
Media Contact
Judith Sylk-Siegel
(212) 661-8030

For Immediate Release
July 3, 1996

              PHYSICIAN COMPUTER NETWORK, INC.
                 AND CUSA TECHNOLOGIES, INC.
                    COMPLETES TRANSACTION

Morris Plains, N.J. (July 3, 1996) - Physician computer Network, Inc. (Nasdaq:
PCNI) and CUSA Technologies, Inc. (OTCBB: CSAT) announced today that they have closed the previously announced acquisition of the medical practice management software business and certain other software business of CTI by PCN. The aggregate purchase price for the businesses acquired was $10,100,000 together with the assumption of certain liabilities and the cancellation of debt owed to PCN. CTI will retain its credit union and rental equipment software divisions.

CUSA Technologies Inc., headquarters in Salt Lake City, Utah, is a leading developer of credit union software management systems and provides a full range of support, training, statement processing and network services with an installed base of over 1,200 credit unions in the United States and Canada.

Physician Computer Network develops, markets and supports medical practice management software designed to link its current installed base of approximately 80,000 office-based physicians with hospitals, clinical laboratories, managed care providers, Blue Cross/Blue Shield plans and Medicare and Medicaid intermediaries.